CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-57637, No. 33-28849, No. 33-64666, No. 33-68785,
and No. 333-89595) of Westwood One, Inc., of our report dated February 15, 2001, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.




/s/PRICEWATERHOUSECOOPERS LLP
------------------------------------
PricewaterhouseCoopers LLP



New York, New York
March 29, 2001
































                                   EXHIBIT 24